CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in this Post-Effective Amendment to the Registration Statement on Form N-1A of the AdvisorOne Trust with respect to the Horizon Active Allocation Fund, a series of AdvisorOne Trust

/s/ Tait, Weller & Baker LLP

Philadelphia, Pennsylvania

January 23, 2012